BY-LAWS
OF
ALLEGHENY ENERGY SERVICE CORPORATION
As Amended to November 14, 2003

ARTICLE 1.

Definitions, etc.

Section 1.1. For all purposes of these By-Laws, unless the context otherwise requires:

          (a)     "Charter" shall mean the Articles of Incorporation forming a corporation by the name of Allegheny Energy Service Corporation, filed November 22, 1963, in the Department of Assessment and Taxation of the State of Maryland, as from time to time amended by all amendments thereto, and all other charter documents of said Corporation.

(b) "Board" shall mean the Board of Directors of the Corporation.

          (c)     Whenever reference is made to stockholders present at a meeting, the reference shall include every stockholder present in person or by proxy appointed by instrument in writing and subscribed by such stockholder or by his attorney thereunto authorized; and, whenever reference is made to action by any stockholder at or in connection with any meeting, the reference shall include action in person or by such proxy. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy.

          (d)     "Stock Book" shall mean a book or list containing the names, alphabetically arranged, of all stockholders of the Corporation with their mailing addresses and the respective numbers and classes of shares of stock held by them.

          (e)     All references to Articles and Sections are to Articles and Sections of these By-Laws; and the words "herein," "hereof," "hereby" and "hereunder" and other equivalent words, refer to these By-Laws and not to any particular Article, Section or subdivision.

          Section 1.2.     Except as otherwise expressly provided by law or in the Charter, any action which might be taken at a meeting of stockholders, the Board, or any committee, may be taken without a meeting by a written consent setting forth such action, signed by all persons who would be entitled to vote at the meeting if it were held and filed with the minutes of proceedings of the stockholders, the Board or such committee, as the case may be.

ARTICLE 2.

Meetings of Stockholders

          Section 2.1.     The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before said meeting, shall be held on the second Thursday in May of each year (or if that be a legal holiday, then on the next succeeding business day) at such hour as may be named in the notice of said meeting.

          Section 2.2.     Special Meetings. A special meeting of stockholders may be called at any time by the Chairman of the Board, if there be one, or by the President, and shall be called by the Secretary when so ordered by a majority of the directors or upon the written request, stating the purpose of the meeting, of stockholders holding of record issued and outstanding shares of stock of the Corporation entitled to not less than twenty-five percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matter proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

          Section 2.3.     Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation in Maryland or at such other place within the United States as may from time to time be fixed by the Board and specified in the respective notices of such meetings or any waivers of notice thereof.

          Section 2.4.     Notice of Meetings. Except as otherwise provided by law, notice of each meeting shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary and shall state the purpose for which the meeting is called and the time and place it is to be held. A copy shall be served either personally or by mail upon each stockholder entitled to vote at the meeting not less than 10 nor more than 90 days before the meeting. If mailed, it shall be directed, postage prepaid, to the stockholder at his address as it appears on the Stock Book. Except as otherwise expressly provided by law, no publication or advertisement of any notice of any meeting of stockholders and no notice of any adjourned meeting of stockholders shall be required.

          Section 2.5.     Quorum. Except as otherwise provided by law or in the Charter, at each meeting of stockholders the holders of record of a majority in number of the issued and outstanding shares of stock of the Corporation entitled to vote thereat must be present to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the stockholders present and entitled to cast a majority of the votes thereat, or in the absence of all the stockholders any officer entitled to preside or act as secretary at such meeting, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 2.6.     Organization. At each meeting of stockholders, the President, or, in his absence, a Vice President designated by the President, or, in the absence of such designation, a chairman chosen by the stockholders present and entitled to cast a majority of the votes thereat, shall preside. The Secretary of the Corporation or, in his absence, an Assistant Secretary, or, if none is present, some other person designated by the chairman of the meeting, shall act as secretary of the meeting.

          Section 2.7.     Voting. Except as otherwise provided by law or by the Charter, at any meeting of stockholders every stockholder present shall be entitled to 1 vote for each share of stock entitled to vote thereat standing in his name on the books of the Corporation

(a) at the record date fixed as provided in Section 8.3, or

(b) if no such record date shall have been fixed, then 10 days prior to such meeting;

provided, however, that, except where the transfer books of the Corporation shall have been closed or such a record date shall have been so fixed, no share of stock of the Corporation which shall have been transferred on the books of the Corporation within 20 days next preceding any election of directors shall be voted on at such election of directors.

          Shares of its own stock owned directly or indirectly by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          Except as otherwise provided by law or by the Charter, all matters which shall properly come before any meeting of stockholders shall be decided by the affirmative vote of stockholders present and entitled to cast a majority of the votes thereat, a quorum being present. A stock vote upon any question shall be taken upon a demand therefor by any stockholder present and entitled to vote.

ARTICLE 3.

Board of Directors

Section 3.1. General Powers. The property, affairs and business of the Corporation, except as otherwise expressly provided by law or by the Charter, shall be managed by the Board.

          Section 3.2.     Number, Election and Term of Office. A Board of Directors shall be elected at the annual meeting of stockholders, and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his death, resignation, disqualification or removal. Except as otherwise provided herein or in the Charter, directors shall be elected by a majority of the votes of the stockholders entitled to vote at each meeting of stockholders for the election of a director or directors. Directors need not be stockholders. At the first election, directors shall be elected to a term of office to expire at the annual meeting of stockholders next ensuing. The number of directors shall be not more than fifteen, but the number of directors may from time to time be increased to any number not exceeding fifteen or may be decreased to any number not less than three, by the affirmative vote of a majority of the whole Board without a vote of the stockholders. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

          Section 3.3.     Chairman of the Board. The Board may choose from its membership a Chairman of the Board. The Chairman of the Board, if there be one, shall preside at all meetings of the Board and shall have such other powers and duties as from time to time are given him by the Board.

          Section 3.4.     Meetings. The Board shall hold its first regular meeting, as soon as practicable after the meeting of the stockholders at which such Board shall have been elected, for the purpose of organization and the election of officers, and for the transaction of such other business as may be required by law or by these By-Laws or designated by the Board. In case such meeting is not held within 30 days after such meeting of stockholders, it may be called by any director by giving notice in the manner set forth in Section 3.6.

The Board by resolution may provide for other regular meetings and may fix the time and place of such meetings.

Special meetings shall be held whenever called by the Chairman of the Board or by the President or by a majority of the directors.

          Section 3.5.     Place of Meetings. The Board may hold its meetings at such place or places, within or without the State of Maryland, as the Board from time to time may determine or as may be designated in waivers of notice thereof signed by all the directors.

          Section 3.6.     Notice of Meetings. Except as provided in Section 3.4, notice need not be given of the first regular meeting of the Board. Notice need not be given of any other regular meeting of the Board if the time and place of such meeting are specified in a resolution of the Board prior to the meeting and if notice of the adoption of such resolution is given, in the manner herein provided for giving notice of meetings, to each director who was absent from the meeting at which the resolution was adopted. Except as otherwise required by law, notice of the time and place of each other meeting of the Board shall be mailed to each director at his residence or usual place of business or at such other address as he may have designated in writing to the Secretary, at least 2 days before the day of the meeting, or shall be sent to him at such address by telegram or cablegram, or given personally or by telephone, at least 24 hours before the time for the meeting. Notice of a meeting of the Board need not state the purpose thereof, except as otherwise expressly provided by law or by Section 12.1.

          Section 3.7.     Quorum and Manner of Acting. Except as otherwise provided in Section 3.11, at each meeting of the Board, one-third of the whole number of directors, but in no case less than two directors, shall constitute a quorum for the transaction of business, and, except as otherwise provided by law or in the Charter or in these By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. If, at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. No notice of an adjourned meeting need be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

          Section 3.8.     Action by Written Consents, Telephonic or Other Similar Communications Equipment. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by the whole Board and is evidenced by one or more written consents describing the action taken, signed by all directors on the Board, and filed with the minutes or corporate records of Board proceedings. Members of the Board may participate in a regular or special meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.

          Section 3.9.     Organization. At each meeting of the Board, the Chairman of the Board, if there be one, or, in his absence, the President or, in his absence, a chairman (who shall be a Vice President, if any is present) chosen by a majority of the directors present, shall preside. The Secretary of the Corporation or, in his absence, an Assistant Secretary or, if none is present, some other person designated by the chairman of the meeting, shall act as secretary of the meeting.

          Section 3.10.     Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Corporation or to the Board. A resignation shall take effect at the time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          Section 3.11.     Removal of Directors. Except as otherwise provided by law, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority in number of the issued and outstanding shares of stock of the Corporation entitled to vote for the election of directors, at a special meeting of the stockholders called and held for that purpose.

          Section 3.12.     Vacancies. Except as otherwise provided by law, any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the directors remaining in office, whether or not they constitute a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. Any vacancy occurring in the Board for any cause whatsoever may be filled by the stockholders entitled to vote upon an election of directors, at the next annual meeting held, or at the meeting of stockholders at which such vacancy was created, or at a meeting of stockholders called for the purpose of filling such vacancy. The directors so appointed or elected shall, subject to Sections 3.9 and 3.10, hold office until the next annual election of directors and until their successors have been duly elected and qualified.

          Section 3.13.     Remuneration. Directors shall be entitled to receive such remuneration as may be fixed from time to time by resolution of the Board, in the form of payment of a fixed sum per month or of fees for attendance at meetings of the Board and committees thereof, or both. Directors shall also be entitled to be reimbursed for expenses incurred in attending any meeting or otherwise in connection with their attention to the affairs of the Corporation. Nothing herein shall preclude any director from serving in any other capacity or receiving compensation for such service.

ARTICLE 4.

Executive and Other Committees

          Section 4.1.     General Powers and Membership. The Board, by resolution adopted by a majority of the whole Board, may elect from its members an Executive Committee and one or more other committees, each consisting of not less than 3 members. The President and the Chairman of the Board shall be a member and the Chairman, respectively, of the Executive Committee. Unless otherwise expressly provided by law or by the Charter or by resolution of the Board, the Executive Committee shall have all the powers of the Board (except the power to appoint or remove a member of the Executive Committee or other committee; to fill vacancies in the Board or its committees; to remove an officer appointed by the Board; to adopt, amend or repeal these By-Laws or the Company's Articles of Incorporation; to declare dividends or distributions on stock; to issue stock; to approve any merger or share exchange not requiring stockholder approval or to recommend to stockholders any action requiring stockholders' approval) when the Board is not in session, and each other committee shall have such powers as the Board shall confer. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors; but in every case the presence of a majority shall be necessary to constitute a quorum. Insofar as the rights of third parties shall not be affected thereby, all action by any committee shall be subject to revision and alteration by the Board. The majority of the whole Board of Directors shall have the power at any time to change the members of the Executive Committee, except the Chairman thereof, and to change, at any time, the members of the other committees, to fill vacancies in any committee, by election from the directors, and to discharge any of the other committees.

          Section 4.2.     Organization. Unless otherwise provided by resolution of the Board, a chairman chosen by each committee shall preside, and the Secretary of the Corporation shall act as secretary, at all meetings of each committee thereof. In the absence of the Secretary, the chairman of the meeting shall designate an Assistant Secretary, or, if none is present, some other person, to act as secretary of the meeting.

Section 4.3. Meetings. Each committee may determine the time and place, and the method of calling, its meetings and the conduct of its proceedings.

          Section 4.4.     Quorum and Manner of Acting. Except as otherwise provided in Section 4.1, a majority of the members at any meeting of a committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any such meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at a meeting of the members of the Executive or any other committee may be taken without a meeting if the action is taken by the whole committee and is evidenced by one or more written consents describing the action taken, signed by all members of the committee, and filed with the minutes or corporate records of committee proceedings. Members of any committee may participate in a regular or special meeting of such committee by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting. The committees shall keep minutes of their proceedings and shall report the same to the Board at the meeting of the Board next ensuing. The members of each committee shall act only as a committee, and the individual members shall have no power as such.

Section 4.5. Removal. Any member of any committee may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board.

Section 4.6. Vacancies. Any vacancy in any committee shall be filled in the manner prescribed for the regular election of the members of that committee.

ARTICLE 5.

Officers

          Section 5.1.     Election, Term of Office and Qualifications. The Board shall elect annually from its membership a President, and if it so desires, a Chairman and a Vice Chairman of the Board. It shall also elect annually a Comptroller, a Secretary and a Treasurer, and may elect one or more Vice Presidents (including an Executive Vice President) and any other officers whose appointment shall not be delegated as provided in Section 5.2. Each officer shall, subject to Sections 5.3 and 5.4, hold office until the next annual election and until his successor is chosen and qualified. One person may hold any two or more offices, except those of President and Vice President. No instrument shall be executed, acknowledged or verified by the same individual in more than one such capacity if such instrument is required by law, the Charter, or these By-Laws to be executed, acknowledged or verified by two or more officers. The executive officers of the Corporation shall be the Chairman and the Vice Chairman of the Board, if any, the President, the Vice President, the Comptroller, the Secretary and the Treasurer.

          Section 5.2.     Other Officers. The Board may authorize any executive officer or committee to appoint such other officers or agents as the Board or the appointing officer or committee may deem advisable, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such powers and perform such duties as are provided herein or as the Board or his appointing officer or committee may from time to time determine. Any such officer, if required by the Board or by his appointing officer or committee, shall give bond for the faithful discharge of his duty in such sum and with such surety as the Board or his appointing officer or committee shall require.

          Section 5.3.     Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board or by the officer or committee by whom he shall have been appointed, or by any officer or committee upon whom the power of removal has been conferred by resolution adopted by a majority of the whole Board.

          Section 5.4.     Resignations. Any officer may resign at any time by giving written notice to the President or to the Secretary or to the Board. A resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.5. Vacancies. A vacancy in any office may be filled in the manner prescribed for regular election or appointment to that office.

          Section 5.6.     President. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation and over its officers, subject, however, to the control of the Board. He may execute, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board; and, in general, shall have all powers and duties incident to the office and such others as from time to time may be given him by the Board or by any committee thereunto authorized.

          He shall, unless otherwise directed by the Board or by any committee thereunto authorized, attend in person or by substitute or proxy appointed by him, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock.

          Section 5.7.     Vice Presidents. At the request of the President, or in his absence or disability, any Vice President may perform all the duties of the President, and, when so acting, shall have all the powers of the President. Any Vice President may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board; may, unless otherwise directed by the Board or any committee thereunto authorized, attend in person or by substitute or proxy appointed by him, and act and vote in behalf of the Corporation, at all meetings of the stockholders of any corporation in which the Corporation holds stock; and shall have such other powers and duties as from time to time may be assigned to him by the President or by the Board or by any committee thereunto authorized.

          Section 5.8.     Comptroller. The Comptroller shall have general charge, supervision and control of the accounts of the Corporation. He shall supervise and direct the preparation of the construction and operating budgets of the Corporation; shall cause to be maintained internal control procedures adequate to safeguard the assets of the Corporation; shall supervise the preparation of all official reports made to State or other governmental authorities; shall, as and when required, furnish to the Board of Directors, or the Executive Committee thereof, or such executive officer as either may designate, full and complete statements of account showing the financial position of the Corporation; shall measure performance against approved operating plans, and report and interpret results of operations to all levels of management; and shall have such other duties incident to his office as may be assigned to him by the President or by the Board or by any committee thereunto authorized.

          Section 5.9.     Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including those of the stockholders, the Board and all committees for which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with these By-Laws or as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and, in general, shall have all powers and duties incident to the office of Secretary and such others as from time to time may be assigned to him by the President or by the Board or by any committee thereunto authorized.

          Section 5.10.     Assistant Secretaries. At the request of the Secretary, or in his absence or disability, any Assistant Secretary may perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the President or the Secretary or by the Board or by any committee thereunto authorized.

          Section 5.11.     Treasurer. The Treasurer, if required by the Board, shall give a bond for the faithful discharge of his duty, in such sum and with such surety as the Board shall require. The Treasurer shall prepare or cause to be prepared annually, a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the Corporation in the State of Maryland. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit or cause to be deposited all such funds and securities in the name of the Corporation in such depositories as shall be selected by the Board, or any committee, officer, or agent authorized by the Board to make such selection; may receive, and give receipt for, moneys paid to the Corporation and, subject to the direction of the Board, or of any committee thereunto authorized, or of the President, pay out and supervise the disbursement of moneys of the Corporation; and in general, shall have all powers and duties incident to the office of Treasurer and such others as from time to time may be assigned to him by the President or by the Board or by any committee thereunto authorized.

          Section 5.12.     Assistant Treasurers. Each Assistant Treasurer, if required by the Board, shall give bond for the faithful discharge of his duty, in such sum and with such surety as the Board shall require. At the request of the Treasurer, or in his absence or disability, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the President or the Treasurer or by the Board or by any committee thereunto authorized.

          Section 5.13.     Salaries. The compensation of each officer shall be fixed from time to time by the Board or the Executive Committee. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE 6.

Indemnification of Directors and Officers

          Section 6.1.     The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals (other than an action suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Section 6.2.     The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The Corporation shall also indemnify any such person against amounts paid in settlement of such action, suit or proceeding up to the amount that would reasonably have been expended in his defense (determined in the manner provided for in Section 6.4) if such action, suit or proceeding had been prosecuted to a conclusion. However, indemnification under this Section shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and no such indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding was finally determined, or any court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or other amounts paid as such court or body shall deem proper.

          Section 6.3.     Without limiting the right of any director, officer or employee of the Corporation to indemnification under any other Section hereof, if such person has been substantially and finally successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          Section 6.4.     Any indemnification under Sections 6.1 and 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are or were not parties to or threatened with such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a majority of a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion, or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by the holders of a majority of the shares entitled to vote in the election of directors without reference to default or contingency which would permit the holders of one or more classes of shares to vote for the election of one or more directors.

          Section 6.5.     Expenses of each person indemnified hereunder incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors, whether a disinterested quorum exists or not, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such expenses unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

          Section 6.6.     The indemnification provided by this Article shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of shareholders or otherwise, with respect to action in his official capacity and with respect to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person.

Section 6.7. Sections 6.1 through 6.6 of this Article shall also apply to such other agents of the Corporation as are designated for such purpose at any time by the Board of Directors.

Section 6.8. If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

          Section 6.9.     The provisions of this Article shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

ARTICLE 7.

Contracts, Checks, Drafts, Bank Accounts, etc.

          Section 7.1.     Contracts, etc., How Executed. The Board or any committee thereunto authorized may authorize any officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by the Board or any committee thereunto authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          Section 7.2.     Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board or any committee thereunto authorized. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

          Section 7.3     Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, acceptances, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates issued in the name of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board or any committee thereunto authorized.

          Section 7.4.     Deposits. Unless otherwise provided by resolution of the Board or such committee, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories may be made, without countersignature, by the President or any Vice President or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Board or such committee, or may be made by stamped impression in the name of the Corporation.

          Section 7.5.     Proxies. Unless otherwise provided by resolution of the Board or any committee thereunto authorized, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE 8.

Books and Records

          Section 8.1.     Place, etc. The Board of Directors may keep the books and records of the Corporation at such places within or without the State of Maryland, as it may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by a transfer agent or by any other officer or agent designated by the Board of Directors or any committee thereunto authorized. The original or a duplicate stock ledger containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be kept at the principal office or place of business of the Corporation in the State of Maryland. The original or a certified copy of these By-laws, as amended from time to time, shall be kept at the principal office of the Corporation in the State of Maryland.

          Section 8.2.     Addresses of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

          Section 8.3.     Closing of Transfer Books. The Board may, by resolution, direct that the stock transfer books of the Corporation be closed for a period not exceeding 20 days preceding the date of any meeting of the stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or for a period of not exceeding 20 days in connection with obtaining the consent of stockholders for any purpose. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date as the record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting of stockholders and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of capital stock of the Corporation, or entitled to give any such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. Such record date in any case shall be not more than 90 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

          Section 8.4.     Examination of Books by Stockholders. The Board shall have power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts, corporate records, books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, corporate record, book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized so to do by resolution of the Board or of the stockholders of the Corporation.

ARTICLE 9.

Shares and Their Transfer

          Section 9.1.     Certificates of Stock. The stock of the Corporation shall be represented by certificates signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. When any such certificate is signed by a transfer agent and by a registrar, the signatures of the officers and the seal upon such certificate may be facsimiles, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on, any such certificate shall cease to be such officer of the Corporation before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

          Section 9.2.     Record, etc. A record shall be kept in the Stock Book of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number and class of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled except in cases provided for in Section 9.6 of this Article 9. The person in whose name shares of stock stand in the Stock Book shall be deemed the owner thereof for all purposes as regards the Corporation.

          Section 9.3.     Transfer of Shares. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record, or by his attorney thereunto duly authorized, upon surrender of the certificates for such shares, but no share shall be transferred until all previous calls thereon shall have been fully paid.

          Section 9.4.     Transfer Agents and Registrars. The Board may appoint one or more transfer agents and registrars for stock of the Corporation of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents or registrars.

          Section 9.5.     Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact in such manner as the Board may require and give a bond, if required by the Board, in such form and sum and with such surety as the Board shall require, to indemnify the Corporation against any claim that may be made against it on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the certificate alleged to be lost or destroyed. The Board may delegate authority to administer the provisions of this Section.

ARTICLE 10.

Notice

          Section 10.1.     Waiver of Notice. No notice of the time, place or purpose of any meeting of stockholders or directors, or of any committee, or any publication thereof, whether prescribed by law, by the Charter or by these By-laws, need be given to any person who attends the meeting, or who, in writing, executed either before or after the meeting and filed with the records of the meeting, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.

ARTICLE 11.

Miscellaneous

Section 11.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board. In the absence of any such determination the fiscal year of the Corporation shall be the calendar year.

          Section 11.2.     Seal. The seal of the Corporation shall be a device containing the name of the Corporation, the year of its organization and the word "Maryland." The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of the Corporation seal.

ARTICLE 12.

Amendments

          Section 12.1.     These By-laws may be amended or repealed by the stockholders at any annual meeting, or at any special meeting if notice of the proposed amendment or new By-laws is included in the notice of such meeting. Except as otherwise provided by law, these By-laws may be amended or repealed by the affirmative vote of a majority of the whole Board given at any meeting if notice of the proposed amendment or repeal is contained in the notice of waiver of notice of such meeting. By-laws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the stockholders.